Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of AMMO Inc. of the Amendment No. 1 to Form S-3 (No. 333-258272) of our report dated June 29, 2021, with respect to the consolidated financial statements appearing in the Annual Report on Form 10-K of AMMO, Inc. for the year ended March 31, 2021. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas
August 20, 2021